UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2014

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2350 Valley View Lane, # 100

Dallas, Texas 75234

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 24, 2014, Ascent Capital Group, Inc. (“Ascent”), the parent company of Monitronics International, Inc. (“Monitronics”), issued a press release, attached hereto as Exhibit 99.1, announcing it will release its results for the three months ended March 31, 2014 after the market close on Thursday, May 8, 2014.  Ascent will host a conference call that day at 5:00 p.m. ET. Participating on the call will be Bill Fitzgerald, Ascent’s Chairman and Chief Executive Officer, Mike Meyers, Ascent’s Senior Vice President and Chief Financial Officer, and Mike Haislip, Ascent’s Executive Vice President. Messrs. Haislip and Meyers are also executive officers of Monitronics. During the call, management will provide an update on Ascent’s operations, including the financial performance of Monitronics, and may discuss future opportunities.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Ascent Capital Group, Inc. on April 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on April 24, 2014